UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

Jernigan Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36892	47-1978772
(State or other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6410 Poplar Avenue, Suite 650,
Memphis, TN 38119
(Address of principal executive offices — zip code)

(901) 567-9510
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	JCAP	New York Stock Exchange

7.00% Series B cumulative redeemable perpetual preferred stock, $0.01 par value per share	JCAP PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☒	Emerging growth company.

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion on November 6, 2020 of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 3, 2020 and amended September 21, 2020, by and among Jernigan Capital, Inc. (the “Company”), Jernigan Capital Operating Company, LLC (the “Operating Company”), NexPoint RE Merger, Inc. (“Parent”) and NexPoint RE Merger OP, LLC (the “Parent OP”). Pursuant to the terms and conditions set forth in the Merger Agreement, on November 6, 2020, Parent merged with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”), and, immediately following the Company Merger, the Parent OP merged with and into the Operating Company, with the Operating Company continuing as the surviving entity (the “Operating Company Merger” and, together with the Company Merger, the “Mergers”).

Item 1.02.	Termination of a Material Definitive Agreement.

On November 6, 2020, in connection with the Mergers, the Operating Company repaid all outstanding amounts owed under, and terminated, each of (i) that certain Second Amended and Restated Credit Agreement, with an aggregate outstanding amount of $242.6 million, dated as of March 26, 2020, by and among the Operating Company, as borrower, KeyBank National Association, as administrative agent, and the lenders party thereto, as amended by that certain First Amendment to the Second Amended and Restated Credit Agreement, dated as of September 21, 2020 (the “KeyBank Credit Facility”), and (ii) certain term loan agreements with FirstBank with respect to five term loans with an aggregate outstanding amount of $41.2 million (the “FirstBank Term Loans” and, together with the KeyBank Credit Facility, the “Credit Agreements”).  The Company did not incur any material early termination penalties as a result of such termination of the Credit Agreements.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Completion of Merger

On November 6, 2020, the Company completed its acquisition of Parent, and the Operating Company completed its acquisition of the Parent OP, pursuant to the terms of the Merger Agreement.

At the effective time of the Company Merger (the “Company Merger Effective Time”), each common share, $0.01 par value per share, of the Company (a “Common Share”) held by the Parent, Parent OP, or any subsidiary of the Company (a “Company Subsidiary”), was no longer outstanding and was automatically retired and ceased to exist, and no payment was made with respect thereto. Each Common Share held by the Company in the Company’s treasury was automatically retired and ceased to exist, and no payment was made with respect thereto. All other Common Shares issued and outstanding immediately prior to the Company Merger Effective Time were automatically converted into the right to receive an amount in cash equal to $17.30 per share, without interest (the “Merger Consideration”), and less any required withholding taxes.

At the Company Merger Effective Time, each share of the Company’s Series A Preferred Stock (the “Series A Preferred Shares”) issued and outstanding immediately prior to the Company Merger Effective Time was converted into the right to receive one validly issued, fully paid and non-assessable share of common stock, $0.01 par value of the surviving company (the “Series A Preferred Merger Consideration”), without interest, subject to any applicable withholding tax. All Series A Preferred Shares, so converted, are no longer outstanding and have automatically been cancelled and retired and have ceased to exist.

At the Company Merger Effective Time, each share of the Company’s 7.00% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Shares”) issued and outstanding immediately prior to the Company Merger Effective Time was converted into the right to receive the Series B liquidation value, pursuant to the terms of the Company’s charter (the “Series B Preferred Merger Consideration”), without interest, subject to any applicable withholding tax. All Series B Preferred Shares so converted, are no longer outstanding and have automatically been cancelled and retired and have ceased to exist.

At the effective time of the Operating Company Merger (“Operating Company Merger Effective Time”), (a) each Operating Company Unit (the “Operating Company Units”) issued and outstanding immediately prior to the Operating Company Merger Effective Time held by the Company was automatically converted into membership interests of the surviving operating company, (b) each Operating Company Unit (the “Operating Company Units”) issued and outstanding immediately prior to the Operating Company Merger Effective Time that was held by any Company Subsidiary is no longer outstanding and has automatically been retired and ceased to exist, and no payment has been made with respect thereto, and (c) each other Operating Company Unit issued and outstanding immediately prior to the Operating Company Merger Effective Time has automatically been converted into the right to receive an amount in cash equal to the Merger Consideration (the “Operating Company Merger Consideration”), and all Operating Company Units, so converted, are no longer outstanding and have automatically been cancelled, retired and have ceased to exist.

The description of the Company Merger, the Operating Company Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the First Amendment to the Agreement and Plan of Merger, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 23, 2020, and is incorporated by reference herein, and the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 3, 2020, and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Mergers, Parent notified the New York Stock Exchange (the “NYSE”) on November 6, 2020 that, effective on that date (i) each Common Share (other than certain Common Shares as set forth in the Merger Agreement) issued and outstanding immediately prior to the Company Merger Effective Time was automatically converted into the right to receive the Merger Consideration and (ii) each Series B Preferred Share was redeemed in the Company Merger through the payment of the Series B Preferred Merger Consideration. As a result, all Common Shares and Series B Preferred Shares were removed from trading on the NYSE. On November 6, 2020, Parent requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of the Common Shares and the Series B Preferred Shares from the NYSE and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03.	Material Modification to Rights of Security Holders.

Upon the Company Merger Effective Time, each holder of a Common Share, a Series A Preferred Share or a Series B Preferred Share issued and outstanding immediately prior to the Company Merger Effective Time ceased to have any rights as a shareholder of the Company (other than the rights of the holders of Common Shares to receive the Merger Consideration, the holders of Series A Preferred Shares to receive the Series A Preferred Merger Consideration and the holders of Series B Preferred Shares to receive the Series B Preferred Merger Consideration).

Upon the Operating Company Merger Effective Time, each holder of Operating Company Units issued and outstanding immediately prior to the Operating Company Merger Effective Time ceased to have any rights as a holder of Operating Company Units (other than the rights of the holders of Operating Company Units to receive the Operating Company Merger Consideration).

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change in Control of Registrant.

As a result of the completion of the Company Merger, a change in control of the Company occurred, and the Company, became an indirect wholly owned subsidiary of funds advised by affiliates of NexPoint Advisors, L.P.  As a result of the completion of the Operating Company Merger, a change in control of the Operating Company occurred, and the Operating Company continued as a subsidiary of the Company.

The information set forth above under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2020, in connection with the Mergers, all members of the board of directors of the Company ceased to serve in such capacity at the Company Merger Effective Time. These departures were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events.

The Company intends to file a Form 15 with the SEC requesting the termination of registration of the Common Shares and Series B Preferred Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Shares and Series B Preferred Shares. Once such measures become effective, the Company will no longer be required to prepare and file public reports and the Company will cease to file reports with the SEC.

On November 6, 2020, the Company issued a press release announcing the completion of the Mergers. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Jernigan Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2020	JERNIGAN CAPITAL, INC.

	By:	/s/ John A. Good
	Name:	John A. Good
	Title:	Chief Executive Officer